Exhibit 99.1
ENDO REPORTS FOURTH-QUARTER 2022 FINANCIAL RESULTS
DUBLIN, March 6, 2023 -- Endo International plc (OTC: ENDPQ) today reported financial results for the fourth-quarter ended December 31, 2022.
FOURTH-QUARTER FINANCIAL PERFORMANCE
(in thousands, except per share amounts)

	Three Months Ended December 31,			Year Ended December 31,
	2022	2021	Change	2022	2021	Change
Total Revenues, Net	$555,812	$789,429	(30)%	$2,318,875	$2,993,206	(23)%
Reported Loss from Continuing Operations	$(245,163)	$(556,667)	(56)%	$(2,909,618)	$(569,081)	NM
Reported Diluted Weighted Average Shares	235,205	233,681	1%	234,840	232,785	1%
Reported Diluted Net Loss per Share from Continuing Operations	$(1.04)	$(2.38)	(56)%	$(12.39)	$(2.44)	NM
Reported Net Loss	$(243,535)	$(562,062)	(57)%	$(2,923,105)	$(613,245)	NM
Adjusted Income from Continuing Operations (2)(3)	$189,529	$179,914	5%	$463,858	$691,229	(33)%
Adjusted Diluted Weighted Average Shares (1)(2)	236,500	237,045	—%	236,404	236,665	—%
Adjusted Diluted Net Income per Share from Continuing Operations (2)(3)	$0.80	$0.76	5%	$1.96	$2.92	(33)%
Adjusted EBITDA (2)(3)	$210,102	$366,404	(43)%	$892,050	$1,455,702	(39)%
__________
(1)Reported Diluted Net Loss per Share from Continuing Operations is computed based on weighted average shares outstanding and, if there is income from continuing operations during the period, the dilutive impact of ordinary share equivalents outstanding during the period. In the case of Adjusted Diluted Weighted Average Shares, Adjusted Income from Continuing Operations is used in determining whether to include such dilutive impact.
(2)The information presented in the table above includes non-GAAP financial measures such as Adjusted Income from Continuing Operations, Adjusted Diluted Weighted Average Shares, Adjusted Diluted Net Income per Share from Continuing Operations and Adjusted EBITDA. Refer to the “Supplemental Financial Information” section below for reconciliations of certain non-GAAP financial measures to the most directly comparable GAAP financial measures.
(3)Effective January 1, 2022, these non-GAAP financial measures now include acquired in-process research and development charges which were previously excluded under Endo’s legacy non-GAAP policy. This change has been applied retrospectively to all periods presented. Refer to note (15) in the “Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures” section below for additional discussion.
CONSOLIDATED FINANCIAL RESULTS
Total revenues were $556 million in fourth-quarter 2022, a decrease of 30% compared to $789 million in fourth-quarter 2021. This decrease was primarily attributable to decreased revenues from the Sterile Injectables segment.
Reported loss from continuing operations in fourth-quarter 2022 was $245 million compared to $557 million in fourth-quarter 2021. Reported diluted net loss per share from continuing operations in fourth-quarter 2022 was $1.04 compared to $2.38 in fourth-quarter 2021. These results were primarily due to lower asset impairment and litigation-related charges and operating expenses, as well as lower interest as a result of the Chapter 11 filing, partially offset by decreased revenues and expenses related to the Chapter 11 reorganization process.

Adjusted income from continuing operations in fourth-quarter 2022 was $190 million compared to $180 million in fourth-quarter 2021. Adjusted diluted net income per share from continuing operations in fourth-quarter 2022 was $0.80 compared to $0.76 in fourth-quarter 2021. These results were primarily driven by lower interest and operating expenses, which were partially offset by decreased revenues.
BRANDED PHARMACEUTICALS SEGMENT
Fourth-quarter 2022 Branded Pharmaceuticals segment revenues were $224 million, a decrease of 2% compared to $228 million during fourth-quarter 2021.
Specialty Products revenues increased 1% to $162 million in fourth-quarter 2022 compared to $161 million in fourth-quarter 2021, with sales of XIAFLEX® decreasing 5% to $114 million compared to $120 million in fourth-quarter 2021. XIAFLEX® fourth-quarter 2022 revenues were unfavorably impacted by continued challenging market conditions for specialty product office-based elective procedures and the ongoing impact from the third-quarter disruption experienced by our third-party specialty pharmacy provider, which improved during fourth-quarter 2022. Established Products revenues decreased 9% to $61 million in fourth-quarter 2022 compared to $67 million in fourth-quarter 2021, driven primarily by ongoing generic competition.
STERILE INJECTABLES SEGMENT
Fourth-quarter 2022 Sterile Injectables segment revenues were $108 million, a decrease of 66% compared to $319 million during fourth-quarter 2021. This was primarily attributable to decreased VASOSTRICT® revenues due to lower price and market share resulting from generic competition and lower overall market volumes as COVID-19-related hospitalizations decline.
GENERIC PHARMACEUTICALS SEGMENT
Fourth-quarter 2022 Generic Pharmaceuticals segment revenues were $205 million, a decrease of 6% compared to $218 million during fourth-quarter 2021. This decrease was primarily attributable to competitive pressure on certain generic products, partially offset by revenues from varenicline tablets, the first generic version of Chantix® which launched during third-quarter 2021.
INTERNATIONAL PHARMACEUTICALS SEGMENT
Fourth-quarter 2022 International Pharmaceuticals segment revenues were $20 million, a decrease of 19% compared to $24 million during fourth-quarter 2021. This decrease was primarily attributable to competitive pressures and the expiration of a product agreement.
CASH, CASH FLOW AND OTHER UPDATES
As of December 31, 2022, the Company had approximately $1.0 billion in unrestricted cash. Fourth-quarter 2022 net cash provided by operating activities was approximately $110 million compared to approximately $50 million used in operating activities during fourth-quarter 2021. This increase was primarily attributable to a decrease in net working capital as well as reductions in cash interest and litigation related payments, which were partially offset by a decrease in Adjusted EBITDA.
Additionally, during fourth-quarter 2022, the Company announced that it will cease the production and sale of Endo Aesthetics’ Qwo® (collagenase clostridium histolyticum-aaes) in light of market concerns about the extent and variability of bruising following initial treatment as well as the potential for prolonged skin discoloration.
Chantix® is a registered trademark of Pfizer Inc.

FINANCIAL SCHEDULES
The following table presents Endo’s unaudited Total revenues, net for the three months and years ended December 31, 2022 and 2021 (dollars in thousands):

	Three Months Ended December 31,		Percent Growth	Year Ended December 31,		Percent Growth
	2022	2021		2022	2021
Branded Pharmaceuticals:
Specialty Products:
XIAFLEX®	$114,304	$120,078	(5)%	$438,680	$432,344	1%
SUPPRELIN® LA	28,159	28,709	(2)%	113,011	114,374	(1)%
Other Specialty (1)	19,986	12,025	66%	70,009	86,432	(19)%
Total Specialty Products	$162,449	$160,812	1%	$621,700	$633,150	(2)%
Established Products:
PERCOCET®	$26,460	$25,093	5%	$103,943	$103,788	—%
TESTOPEL®	10,396	11,322	(8)%	38,727	43,636	(11)%
Other Established (2)	24,523	30,738	(20)%	86,772	113,043	(23)%
Total Established Products	$61,379	$67,153	(9)%	$229,442	$260,467	(12)%
Total Branded Pharmaceuticals (3)	$223,828	$227,965	(2)%	$851,142	$893,617	(5)%
Sterile Injectables:
VASOSTRICT®	$28,479	$224,971	(87)%	$253,696	$901,735	(72)%
ADRENALIN®	28,790	36,494	(21)%	114,304	124,630	(8)%
Other Sterile Injectables (4)	50,472	57,634	(12)%	221,633	239,732	(8)%
Total Sterile Injectables (3)	$107,741	$319,099	(66)%	$589,633	$1,266,097	(53)%
Total Generic Pharmaceuticals (5)	$204,701	$218,135	(6)%	$795,457	$740,586	7%
Total International Pharmaceuticals (6)	$19,542	$24,230	(19)%	$82,643	$92,906	(11)%
Total revenues, net	$555,812	$789,429	(30)%	$2,318,875	$2,993,206	(23)%
__________
(1)Products included within Other Specialty include AVEED®, NASCOBAL® Nasal Spray and QWO®.
(2)Products included within Other Established include, but are not limited to, EDEX®.
(3)Individual products presented above represent the top two performing products in each product category for the year ended December 31, 2022 and/or any product having revenues in excess of $25 million during any completed quarterly period in 2022 or 2021.
(4)Products included within Other Sterile Injectables include APLISOL®, ertapenem for injection and others.
(5)The Generic Pharmaceuticals segment is comprised of a portfolio of products that are generic versions of branded products, are distributed primarily through the same wholesalers, generally have limited or no intellectual property protection and are sold within the U.S. During the three months and year ended December 31, 2022, varenicline tablets (Endo’s generic version of Pfizer Inc.’s Chantix®), which launched in September 2021, made up 16% and 13%, respectively, of consolidated total revenues. During the three months ended December 31, 2021, varenicline tablets made up 7% of consolidated total revenues. No other individual product within this segment has exceeded 5% of consolidated total revenues for the periods presented.
(6)The International Pharmaceuticals segment, which accounted for less than 5% of consolidated total revenues for each of the periods presented, includes a variety of specialty pharmaceutical products sold outside the U.S., primarily in Canada through Endo’s operating company Paladin Labs Inc.

The following table presents unaudited Condensed Consolidated Statement of Operations data for the three months and years ended December 31, 2022 and 2021 (in thousands, except per share data):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
TOTAL REVENUES, NET	$555,812	$789,429	$2,318,875	$2,993,206
COSTS AND EXPENSES:
Cost of revenues	294,266	311,223	1,092,499	1,221,064
Selling, general and administrative	176,957	250,103	777,169	861,760
Research and development	30,230	38,416	128,033	123,440
Acquired in-process research and development	—	20,120	68,700	25,120
Litigation-related and other contingencies, net	33,984	226,168	478,722	345,495
Asset impairment charges	191,530	364,584	2,142,746	414,977
Acquisition-related and integration items, net	1,359	(2,022)	408	(8,379)
Interest expense, net	290	143,501	349,776	562,353
Loss on extinguishment of debt	—	—	—	13,753
Reorganization items, net	78,766	—	202,978	—
Other income, net	(11,907)	(15,103)	(34,054)	(19,774)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$(239,663)	$(547,561)	$(2,888,102)	$(546,603)
INCOME TAX EXPENSE	5,500	9,106	21,516	22,478
LOSS FROM CONTINUING OPERATIONS	$(245,163)	$(556,667)	$(2,909,618)	$(569,081)
DISCONTINUED OPERATIONS, NET OF TAX	1,628	(5,395)	(13,487)	(44,164)
NET LOSS	$(243,535)	$(562,062)	$(2,923,105)	$(613,245)
NET LOSS PER SHARE—BASIC:
Continuing operations	$(1.04)	$(2.38)	$(12.39)	$(2.44)
Discontinued operations	—	(0.03)	(0.06)	(0.19)
Basic	$(1.04)	$(2.41)	$(12.45)	$(2.63)
NET LOSS PER SHARE—DILUTED:
Continuing operations	$(1.04)	$(2.38)	$(12.39)	$(2.44)
Discontinued operations	—	(0.03)	(0.06)	(0.19)
Diluted	$(1.04)	$(2.41)	$(12.45)	$(2.63)
WEIGHTED AVERAGE SHARES:
Basic	235,205	233,681	234,840	232,785
Diluted	235,205	233,681	234,840	232,785

The following table presents unaudited Condensed Consolidated Balance Sheet data at December 31, 2022 and December 31, 2021 (in thousands):

	December 31, 2022	December 31, 2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,018,883	$1,507,196
Restricted cash and cash equivalents	145,358	124,114
Accounts receivable	493,988	592,019
Inventories, net	274,499	283,552
Other current assets	144,040	207,705
Total current assets	$2,076,768	$2,714,586
TOTAL NON-CURRENT ASSETS	3,681,169	6,052,829
TOTAL ASSETS	$5,757,937	$8,767,415
LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable and accrued expenses, including legal settlement accruals	$687,183	$1,417,892
Other current liabilities	2,444	212,070
Total current liabilities	$689,627	$1,629,962
LONG-TERM DEBT, LESS CURRENT PORTION, NET	—	8,048,980
OTHER LIABILITIES	61,700	332,459
LIABILITIES SUBJECT TO COMPROMISE	9,168,782	—
SHAREHOLDERS’ DEFICIT	(4,162,172)	(1,243,986)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$5,757,937	$8,767,415

The following table presents unaudited Condensed Consolidated Statement of Cash Flow data for the years ended December 31, 2022 and 2021 (in thousands):

	Year Ended December 31,
	2022	2021
OPERATING ACTIVITIES:
Net loss	$(2,923,105)	$(613,245)
Adjustments to reconcile Net loss to Net cash provided by operating activities:
Depreciation and amortization	391,629	457,098
Asset impairment charges	2,142,746	414,977
Non-cash reorganization items, net	89,197	—
Other, including cash payments to claimants from Qualified Settlement Funds	568,726	152,220
Net cash provided by operating activities	$269,193	$411,050
INVESTING ACTIVITIES:
Capital expenditures, excluding capitalized interest	$(99,722)	$(77,929)
Acquisitions, including in-process research and development, net of cash and restricted cash acquired	(90,320)	(5,000)
Proceeds from sale of business and other assets, net	41,400	30,283
Other	15,495	(6,898)
Net cash used in investing activities	$(133,147)	$(59,544)
FINANCING ACTIVITIES:
Payments on borrowings, including certain adequate protection payments, net (a)	$(509,513)	$(78,745)
Other	(4,360)	(26,736)
Net cash used in financing activities	$(513,873)	$(105,481)
Effect of foreign exchange rate	(4,242)	285
NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS	$(382,069)	$246,310
CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS, BEGINNING OF PERIOD	1,631,310	1,385,000
CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS, END OF PERIOD	$1,249,241	$1,631,310
__________
(a)Beginning during the third quarter of 2022, Endo became obligated to make certain adequate protection payments as a result of the Chapter 11 proceedings, which are currently being accounted for as a reduction of the carrying amount of the related debt instruments and presented as financing cash outflows. Some or all of the adequate protection payments may later be recharacterized as interest expense and/or as operating cash outflows depending upon certain developments in the Chapter 11 proceedings, which could result in increases in interest expense and/or decreases in operating cash flows in future periods that may be material.

SUPPLEMENTAL FINANCIAL INFORMATION
To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures. For additional information on the Company’s use of such non-GAAP financial measures, refer to Endo’s Current Report on Form 8-K furnished today to the U.S. Securities and Exchange Commission, which includes an explanation of the Company’s reasons for using non-GAAP measures.
The tables below provide reconciliations of certain of the Company’s non-GAAP financial measures to their most directly comparable GAAP amounts. Refer to the “Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures” section below for additional details regarding the adjustments to the non-GAAP financial measures detailed throughout this Supplemental Financial Information section.
As previously communicated, in response to views expressed by the U.S. Securities and Exchange Commission, the Company has, effective January 1, 2022, revised its definition of its adjusted financial measures to no longer exclude Acquired in-process research and development charges (representing the research and development costs it had previously labeled as “Upfront and milestone payments to partners”). As a result of this change, the Company’s adjusted financial measures now reflect the impact of those transactions. The inclusion of the impact of these transactions, which may occur from time to time, could result in significant, but temporary, fluctuations in both Endo’s GAAP and Non-GAAP financial measures in the period(s) in which they are incurred. These charges also are not indicative of the underlying performance of Endo’s operations during the period. This change was applied retrospectively to all periods presented herein. Refer to footnote (15) in the “Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures” section below for additional discussion.
Reconciliation of EBITDA and Adjusted EBITDA (non-GAAP)
The following table provides a reconciliation of Net loss (GAAP) to Adjusted EBITDA (non-GAAP) for the three months and years ended December 31, 2022 and 2021 (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net loss (GAAP)	$(243,535)	$(562,062)	$(2,923,105)	$(613,245)
Income tax expense	5,500	9,106	21,516	22,478
Interest expense, net	290	143,501	349,776	562,353
Depreciation and amortization (1)	89,342	104,254	387,856	432,380
EBITDA (non-GAAP)	$(148,403)	$(305,201)	$(2,163,957)	$403,966
Amounts related to continuity and separation benefits, cost reductions and strategic review initiatives (2)	59,356	32,280	198,381	90,912
Certain litigation-related and other contingencies, net (3)	33,984	226,168	478,722	345,495
Certain legal costs (4)	434	53,187	31,756	136,148
Asset impairment charges (5)	191,530	364,584	2,142,746	414,977
Acquisition-related and integration costs (6)	—	—	—	414
Fair value of contingent consideration (7)	1,359	(2,022)	408	(8,793)
Loss on extinguishment of debt (8)	—	—	—	13,753
Share-based compensation (1)	4,124	6,990	17,145	29,227
Other income, net (9)	(11,907)	(15,103)	(34,054)	(19,774)
Reorganization items, net (10)	78,766	—	202,978	—
Other (11)	2,487	126	4,438	5,213
Discontinued operations, net of tax (12)	(1,628)	5,395	13,487	44,164
Adjusted EBITDA (non-GAAP) (15)	$210,102	$366,404	$892,050	$1,455,702

Reconciliation of Adjusted Income from Continuing Operations (non-GAAP)
The following table provides a reconciliation of the Company’s Loss from continuing operations (GAAP) to Adjusted income from continuing operations (non-GAAP) for the three months and years ended December 31, 2022 and 2021 (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Loss from continuing operations (GAAP)	$(245,163)	$(556,667)	$(2,909,618)	$(569,081)
Non-GAAP adjustments:
Amortization of intangible assets (13)	75,467	91,806	337,311	372,907
Amounts related to continuity and separation benefits, cost reductions and strategic review initiatives (2)	59,356	32,280	198,381	90,912
Certain litigation-related and other contingencies, net (3)	33,984	226,168	478,722	345,495
Certain legal costs (4)	434	53,187	31,756	136,148
Asset impairment charges (5)	191,530	364,584	2,142,746	414,977
Acquisition-related and integration costs (6)	—	—	—	414
Fair value of contingent consideration (7)	1,359	(2,022)	408	(8,793)
Loss on extinguishment of debt (8)	—	—	—	13,753
Reorganization items, net (10)	78,766	—	202,978	—
Other (11)	(10,022)	(15,200)	(32,980)	(14,539)
Tax adjustments (14)	3,818	(14,222)	14,154	(90,964)
Adjusted income from continuing operations (non-GAAP) (15)	$189,529	$179,914	$463,858	$691,229

Reconciliation of Other Adjusted Income Statement Data (non-GAAP)
The following tables provide detailed reconciliations of various other income statement data between the GAAP and non-GAAP amounts for the three months and years ended December 31, 2022 and 2021 (in thousands, except per share data):

Three Months Ended December 31, 2022
	Total revenues, net	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating (loss) income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax expense	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income	Diluted net (loss) income per share from continuing operations (16)
Reported (GAAP)	$555,812	$294,266	$261,546	47.1%	$434,060	78.1%	$(172,514)	(31.0)%	$67,149	$(239,663)	$5,500	(2.3)%	$(245,163)	$1,628	$(243,535)	$(1.04)
Items impacting comparability:
Amortization of intangible assets (13)	—	(75,467)	75,467		—		75,467		—	75,467	—		75,467	—	75,467
Amounts related to continuity and separation benefits, cost reductions and strategic review initiatives (2)	—	(38,153)	38,153		(21,203)		59,356		—	59,356	—		59,356	—	59,356
Certain litigation-related and other contingencies, net (3)	—	—	—		(33,984)		33,984		—	33,984	—		33,984	—	33,984
Certain legal costs (4)	—	—	—		(434)		434		—	434	—		434	—	434
Asset impairment charges (5)	—	—	—		(191,530)		191,530		—	191,530	—		191,530	—	191,530
Fair value of contingent consideration (7)	—	—	—		(1,359)		1,359		—	1,359	—		1,359	—	1,359
Reorganization items, net (10)	—	—	—		—		—		(78,766)	78,766	—		78,766	—	78,766
Other (11)	—	(125)	125		(2,355)		2,480		12,502	(10,022)	—		(10,022)	—	(10,022)
Tax adjustments (14)	—	—	—		—		—		—	—	(3,818)		3,818	—	3,818
Discontinued operations, net of tax (12)	—	—	—		—		—		—	—	—		—	(1,628)	(1,628)
After considering items (non-GAAP) (15)	$555,812	$180,521	$375,291	67.5%	$183,195	33.0%	$192,096	34.6%	$885	$191,211	$1,682	0.9%	$189,529	$—	$189,529	$0.80

Three Months Ended December 31, 2021
	Total revenues, net	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating (loss) income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax expense	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income	Diluted net (loss) income per share from continuing operations (16)
Reported (GAAP)	$789,429	$311,223	$478,206	60.6%	$897,369	113.7%	$(419,163)	(53.1)%	$128,398	$(547,561)	$9,106	(1.7)%	$(556,667)	$(5,395)	$(562,062)	$(2.38)
Items impacting comparability:
Amortization of intangible assets (13)	—	(91,806)	91,806		—		91,806		—	91,806	—		91,806	—	91,806
Amounts related to continuity and separation benefits, cost reductions and strategic review initiatives (2)	—	949	(949)		(33,229)		32,280		—	32,280	—		32,280	—	32,280
Certain litigation-related and other contingencies, net (3)	—	—	—		(226,168)		226,168		—	226,168	—		226,168	—	226,168
Certain legal costs (4)	—	—	—		(53,187)		53,187		—	53,187	—		53,187	—	53,187
Asset impairment charges (5)	—	—	—		(364,584)		364,584		—	364,584	—		364,584	—	364,584
Fair value of contingent consideration (7)	—	—	—		2,022		(2,022)		—	(2,022)	—		(2,022)	—	(2,022)
Other (11)	—	(125)	125		—		125		15,325	(15,200)	—		(15,200)	—	(15,200)
Tax adjustments (14)	—	—	—		—		—		—	—	14,222		(14,222)	—	(14,222)
Discontinued operations, net of tax (12)	—	—	—		—		—		—	—	—		—	5,395	5,395
After considering items (non-GAAP) (15)	$789,429	$220,241	$569,188	72.1%	$222,223	28.1%	$346,965	44.0%	$143,723	$203,242	$23,328	11.5%	$179,914	$—	$179,914	$0.76

Year Ended December 31, 2022
	Total revenues, net	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating (loss) income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax expense	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income	Diluted net (loss) income per share from continuing operations (16)
Reported (GAAP)	$2,318,875	$1,092,499	$1,226,376	52.9%	$3,595,778	155.1%	$(2,369,402)	(102.2)%	$518,700	$(2,888,102)	$21,516	(0.7)%	$(2,909,618)	$(13,487)	$(2,923,105)	$(12.39)
Items impacting comparability:
Amortization of intangible assets (13)	—	(337,311)	337,311		—		337,311		—	337,311	—		337,311	—	337,311
Amounts related to continuity and separation benefits, cost reductions and strategic review initiatives (2)	—	(61,806)	61,806		(136,575)		198,381		—	198,381	—		198,381	—	198,381
Certain litigation-related and other contingencies, net (3)	—	—	—		(478,722)		478,722		—	478,722	—		478,722	—	478,722
Certain legal costs (4)	—	—	—		(31,756)		31,756		—	31,756	—		31,756	—	31,756
Asset impairment charges (5)	—	—	—		(2,142,746)		2,142,746		—	2,142,746	—		2,142,746	—	2,142,746
Fair value of contingent consideration (7)	—	—	—		(408)		408		—	408	—		408	—	408
Reorganization items, net (10)	—	—	—		—		—		(202,978)	202,978	—		202,978	—	202,978
Other (11)	—	(500)	500		(3,925)		4,425		37,405	(32,980)	—		(32,980)	—	(32,980)
Tax adjustments (14)	—	—	—		—		—		—	—	(14,154)		14,154	—	14,154
Discontinued operations, net of tax (12)	—	—	—		—		—		—	—	—		—	13,487	13,487
After considering items (non-GAAP) (15)	$2,318,875	$692,882	$1,625,993	70.1%	$801,646	34.6%	$824,347	35.5%	$353,127	$471,220	$7,362	1.6%	$463,858	$—	$463,858	$1.96

Year Ended December 31, 2021
	Total revenues, net	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax expense	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income	Diluted net (loss) income per share from continuing operations (16)
Reported (GAAP)	$2,993,206	$1,221,064	$1,772,142	59.2%	$1,762,413	58.9%	$9,729	0.3%	$556,332	$(546,603)	$22,478	(4.1)%	$(569,081)	$(44,164)	$(613,245)	$(2.44)
Items impacting comparability:
Amortization of intangible assets (13)	—	(372,907)	372,907		—		372,907		—	372,907	—		372,907	—	372,907
Amounts related to continuity and separation benefits, cost reductions and strategic review initiatives (2)	—	(9,058)	9,058		(81,854)		90,912		—	90,912	—		90,912	—	90,912
Certain litigation-related and other contingencies, net (3)	—	—	—		(345,495)		345,495		—	345,495	—		345,495	—	345,495
Certain legal costs (4)	—	—	—		(136,148)		136,148		—	136,148	—		136,148	—	136,148
Asset impairment charges (5)	—	—	—		(414,977)		414,977		—	414,977	—		414,977	—	414,977
Acquisition-related and integration costs (6)	—	—	—		(414)		414		—	414	—		414	—	414
Fair value of contingent consideration (7)	—	—	—		8,793		(8,793)		—	(8,793)	—		(8,793)	—	(8,793)
Loss on extinguishment of debt (8)	—	—	—		—		—		(13,753)	13,753	—		13,753	—	13,753
Other (11)	—	(1,301)	1,301		(3,909)		5,210		19,749	(14,539)	—		(14,539)	—	(14,539)
Tax adjustments (14)	—	—	—		—		—		—	—	90,964		(90,964)	—	(90,964)
Discontinued operations, net of tax (12)	—	—	—		—		—		—	—	—		—	44,164	44,164
After considering items (non-GAAP) (15)	$2,993,206	$837,798	$2,155,408	72.0%	$788,409	26.3%	$1,366,999	45.7%	$562,328	$804,671	$113,442	14.1%	$691,229	$—	$691,229	$2.92

Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures
Notes to certain line items included in the reconciliations of the GAAP financial measures to the non-GAAP financial measures for the three months and years ended December 31, 2022 and 2021 are as follows:
(1)    Depreciation and amortization and Share-based compensation amounts per the Adjusted EBITDA reconciliations do not include amounts reflected in other lines of the reconciliations, including Amounts related to continuity and separation benefits, cost reductions and strategic review initiatives.
(2)    Adjustments for amounts related to continuity and separation benefits, cost reductions and strategic review initiatives included the following (in thousands):

	Three Months Ended December 31,
	2022		2021
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Continuity and separation benefits	$5,802	$21,642	$(3,119)	$13,100
Accelerated depreciation	—	—	1,715	672
Inventory adjustments	32,351	116	455	—
Other, including strategic review initiatives	—	(555)	—	19,457
Total	$38,153	$21,203	$(949)	$33,229

	Year Ended December 31,
	2022		2021
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Continuity and separation benefits	$18,301	$67,277	$(16,946)	$25,760
Accelerated depreciation	2,164	1,660	19,037	5,680
Inventory adjustments	33,785	2,577	6,967	—
Other, including strategic review initiatives	7,556	65,061	—	50,414
Total	$61,806	$136,575	$9,058	$81,854
The amounts in the tables above include adjustments related to previously announced restructuring activities, certain continuity and transitional compensation arrangements, certain other cost reduction initiatives and certain strategic review initiatives.
(3)    To exclude adjustments to accruals for litigation-related settlement charges.
(4)    To exclude amounts related to opioid-related legal expenses. The amount during the year ended December 31, 2022 reflects the recovery of certain previously-incurred opioid-related legal expenses.
(5)    Adjustments for asset impairment charges included the following (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Goodwill impairment charges	$—	$363,000	$1,845,000	$363,000
Other intangible asset impairment charges	185,548	—	288,701	7,811
Property, plant and equipment impairment charges	5,982	1,584	9,045	2,011
Disposal group impairment charges	—	—	—	42,155
Total	$191,530	$364,584	$2,142,746	$414,977
(6)    To exclude integration costs.
(7)    To exclude the impact of changes in the fair value of contingent consideration liabilities resulting from changes to estimates regarding the timing and amount of the future revenues of the underlying products and changes in other assumptions impacting the probability of incurring, and extent to which the Company could incur, related contingent obligations.
(8)    To exclude the loss on the extinguishment of debt associated with the Company’s March 2021 refinancing transactions.
(9)    To exclude Other income, net per the Consolidated Statements of Operations.

(10)    Amounts relate to the net expense or income recognized during Endo’s bankruptcy proceedings required to be presented as Reorganization items, net under Accounting Standards Codification Topic 852, Reorganizations.
(11)    The “Other” rows included in each of the above reconciliations of GAAP financial measures to non-GAAP financial measures (except for the reconciliations of Net loss (GAAP) to Adjusted EBITDA (non-GAAP)) include the following (in thousands):

	Three Months Ended December 31,
	2022			2021
	Cost of revenues	Operating expenses	Other non-operating expenses	Cost of revenues	Operating expenses	Other non-operating expenses
Foreign currency impact related to the re-measurement of intercompany debt instruments	$—	$—	$1,786	$—	$—	$331
Gain on sale of business and other assets	—	—	(14,288)	—	—	(5,085)
Other miscellaneous	125	2,355	—	125	—	(10,571)
Total	$125	$2,355	$(12,502)	$125	$—	$(15,325)

	Year Ended December 31,
	2022			2021
	Cost of revenues	Operating expenses	Other non-operating expenses	Cost of revenues	Operating expenses	Other non-operating expenses
Foreign currency impact related to the re-measurement of intercompany debt instruments	$—	$—	$(5,328)	$—	$—	$797
Gain on sale of business and other assets	—	—	(26,508)	—	—	(5,085)
Debt modification costs	—	—	—	—	3,879	—
Other miscellaneous	500	3,925	(5,569)	1,301	30	(15,461)
Total	$500	$3,925	$(37,405)	$1,301	$3,909	$(19,749)
The “Other” row included in the reconciliations of Net loss (GAAP) to Adjusted EBITDA (non-GAAP) primarily relates to the items enumerated in the foregoing “Cost of revenues” and “Operating expenses” columns.
(12)    To exclude the results of the businesses reported as discontinued operations, net of tax.
(13)    To exclude amortization expense related to intangible assets.
(14)    Adjusted income taxes are calculated by tax effecting adjusted pre-tax income and permanent book-tax differences at the applicable effective tax rate that will be determined by reference to statutory tax rates in the relevant jurisdictions in which the Company operates. Adjusted income taxes include current and deferred income tax expense commensurate with the non-GAAP measure of profitability.
(15)    Effective January 1, 2022, these non-GAAP financial measures now include acquired in-process research and development charges which were previously excluded under Endo’s legacy non-GAAP policy. This change has been applied retrospectively to all periods presented. Amounts of Acquired in-process research and development charges included within these non-GAAP financial measures are set forth in the table below (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Acquired in-process research and development charges	$—	$20,120	$68,700	$25,120
(16)    Calculated as income or loss from continuing operations divided by the applicable weighted average share number. The applicable weighted average share numbers are as follows (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
GAAP	235,205	233,681	234,840	232,785
Non-GAAP Adjusted	236,500	237,045	236,404	236,665

Non-GAAP Financial Measures
The Company utilizes certain financial measures that are not prescribed by or prepared in accordance with accounting principles generally accepted in the U.S. (GAAP). These non-GAAP financial measures are not, and should not be viewed as, substitutes for GAAP net income and its components and diluted net income per share amounts. Despite the importance of these measures to management in goal setting and performance measurement, the company stresses that these are non-GAAP financial measures that have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted EBITDA and non-GAAP adjusted net income from continuing operations and its components (unlike GAAP net income from continuing operations and its components) may not be comparable to the calculation of similar measures of other companies. These non-GAAP financial measures are presented solely to permit investors to more fully understand how management assesses performance.
Investors are encouraged to review the reconciliations of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures. However, the Company does not provide reconciliations of projected non-GAAP financial measures to GAAP financial measures, nor does it provide comparable projected GAAP financial measures for such projected non-GAAP financial measures. The Company is unable to provide such reconciliations without unreasonable efforts due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for asset impairments, contingent consideration adjustments, legal settlements, gain / loss on extinguishment of debt, adjustments to inventory and other charges reflected in the reconciliation of historic numbers, the amounts of which could be significant.
See Endo’s Current Report on Form 8-K furnished today to the U.S. Securities and Exchange Commission for an explanation of Endo’s non-GAAP financial measures.
About Endo
Endo (OTC: ENDPQ) is a specialty pharmaceutical company committed to helping everyone we serve live their best life through the delivery of quality, life-enhancing therapies. Our decades of proven success come from passionate team members around the globe collaborating to bring treatments forward. Together, we boldly transform insights into treatments benefiting those who need them, when they need them. Learn more at www.endo.com or connect with us on LinkedIn.
Cautionary Note Regarding Forward-Looking Statements
Certain information in this press release may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and any applicable Canadian securities legislation, including, but not limited to, statements with respect to financial guidance, the restructuring support agreement and the sale transaction, the Chapter 11 proceedings and recognition proceedings, and any other statements that refer to Endo’s expected, estimated or anticipated future results or that do not relate solely to historical facts. Statements including words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future,” “potential” or similar expressions are forward-looking statements. All forward-looking statements in this communication reflect the Company’s current views as of the date of this communication about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to it and on assumptions it has made. Actual results may differ materially and adversely from current expectations based on a number of factors, including, among other things, the following: the timing, impact or results of any pending or future litigation, investigations, proceedings or claims, including opioid, tax and antitrust related matters; actual or contingent liabilities; settlement discussions or negotiations; the Company's liquidity, financial performance, cash position and operations; the Company's strategy; risks and uncertainties associated with Chapter 11 proceedings; the negative impacts on the Company's businesses as a result of filing for and operating under Chapter 11 protection; the time, terms and ability to confirm a sale of the Company's businesses under Section 363 of the U.S. Bankruptcy Code; the adequacy of the capital resources of the Company's businesses and the difficulty in forecasting the liquidity requirements of the operations of the Company's businesses; the unpredictability of the Company's financial results while in Chapter 11 proceedings; the Company's ability to discharge claims in Chapter 11 proceedings; negotiations with the holders of the Company's indebtedness and its trade creditors and other significant creditors; risks and uncertainties with performing under the terms of the restructuring support agreement and any other arrangement with lenders or creditors while in Chapter 11 proceedings; the Company's ability to conduct business as usual; the Company's ability to continue to serve customers, suppliers and other business partners at the high level of service and performance they have come to expect from the Company; the Company's ability to continue to pay employees, suppliers and vendors; the ability to control costs during Chapter 11 proceedings; adverse litigation; the risk that the Company's Chapter 11 Cases may be converted to cases under Chapter 7 of the Bankruptcy Code; the Company’s ability to secure operating capital; the Company’s ability to take advantage of opportunities to acquire assets with upside potential; the Company’s ability to execute on its strategic plan to pursue, evaluate and close an asset sale of the Company’s businesses pursuant to Section 363 of the U.S. Bankruptcy Code; the impact of competition, including competition with VASOSTRICT® and varenicline tablets; Endo’s ability to satisfy judgments or settlements or pursue appeals including bonding requirements; Endo’s ability to adjust to changing market conditions; Endo’s ability to attract and retain key personnel; supply chain interruptions or difficulties; changes in competitive or market conditions; changes in legislation or regulatory developments; Endo’s ability to obtain and maintain adequate protection for Endo’s intellectual property rights; the timing and uncertainty of the results of both the research and development and regulatory processes, including regulatory decisions, product recalls, withdrawals and other unusual items; domestic and foreign health care and cost containment reforms, including government pricing, tax and reimbursement policies; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance of new products and the continuing acceptance of currently marketed products; Endo’s ability to integrate any newly acquired products into Endo’s portfolio and achieve any financial or commercial expectations; the impact that known and unknown side effects may have on market perception and consumer preference for Endo’s products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of any strategic initiatives; unfavorable publicity regarding the misuse of opioids; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; Endo’s ability to advance its strategic priorities, develop its product pipeline and continue to develop the market for XIAFLEX® and other branded and unbranded products; and Endo’s ability to obtain and successfully manufacture, maintain and distribute a sufficient supply of products to meet market demand in a timely manner. In addition, U.S. and international economic conditions, including consumer confidence and debt levels, inflation, taxation, changes in interest and currency exchange rates, international relations, capital and credit availability, the status of financial markets and institutions, the impact of and response to the ongoing COVID-19 pandemic and the impact of continued economic volatility, can materially affect Endo’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Endo expressly disclaims any intent or obligation to update these forward-looking statements, except as required to do so by law.

Additional information concerning risk factors, including those referenced above, can be found in press releases issued by Endo, as well as Endo’s public periodic filings with the U.S. Securities and Exchange Commission and with securities regulators in Canada, including the discussion under the heading “Risk Factors” in Endo’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or other filings with the U.S. Securities and Exchange Commission. Copies of Endo’s press releases and additional information about Endo are available at www.endo.com or you can contact the Endo Investor Relations Department at relations.investor@endo.com.
SOURCE Endo International plc

Media:	Investors:
Linda Huss	Laure Park
(484) 216-6829	(845) 364-4862
media.relations@endo.com	relations.investor@endo.com
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